Registration No.: 333-137925

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FOOTHILLS RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

Nevada	1311	98-0339560

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4540 CALIFORNIA AVENUE, SUITE 550
BAKERSFIELD, CALIFORNIA 93309
(661) 716-1320
(Address and Telephone Number of Registrant’s Principal Executive Offices)

DENNIS B. TOWER
CHIEF EXECUTIVE OFFICER
4540 CALIFORNIA AVENUE, SUITE 550
BAKERSFIELD, CALIFORNIA 93309
(661) 716-1320
(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
C.N. FRANKLIN REDDICK, III, ESQ.
AKIN GUMP STRAUSS HAUER & FELD LLP
2029 CENTURY PARK EAST, SUITE 2400
LOS ANGELES, CALIFORNIA 90067
(310) 229-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time as determined by the selling stockholders after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Deregistration of Securities
           On June 23, 2008, Foothills Resources, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1, File No. 333-137925 (the “Registration Statement”), registering 48,700,960 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants to acquire 20,597,532 shares of Common Stock. This Post-Effective Amendment No. 2 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Post-Effective Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, in Bakersfield, California on May 11, 2009.

Foothills Resources, Inc.

By: Name:	/s/ Dennis B. Tower Dennis B. Tower
Title:	Chairman of the Board and Chief Executive Officer
     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Position	Date

/s/ Dennis B. Tower Dennis B. Tower	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)	May 11, 2009

/s/ John L. Moran John L. Moran	President, Director	May 11, 2009

/s/ W. Kirk Bosché W. Kirk Bosché	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	May 11, 2009

/s/ John A. Brock John A. Brock	Director	May 11, 2009

Director
Ralph J. Goehring

/s/ Frank P. Knuettel	Director	May 11, 2009
Frank P. Knuettel

/s/ David A. Melman	Director	May 11, 2009
David A. Melman

/s/ Christopher P. Moyes	Director	May 11, 2009
Christopher P. Moyes